Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-257482) of ATAI Life Sciences N.V. of our report dated February 24, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting of COMPASS Pathways plc, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Reading, United Kingdom

March 30, 2022